SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                 AMENDMENT NO. 1
                                       TO
                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 26, 2005


                          Sutter Holding Company, Inc.

             (Exact name of registrant as specified in its charter)



           Delaware                    1-15733                  75-3111137
        (State or other              (Commission             (I.R.S. Employer
jurisdiction of incorporation)      File Number)            Identification No.)


            220 Montgomery Street, Suite 2100, San Francisco CA 94104

               (Address of principal executive offices) (zip code)

                                 (415) 788-1441
                         (Registrant's telephone number,
                              including area code)



         (Former name or former address, if changed since last report.)

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
------------------------------------------------------------

In its Current Report on Form 8-K dated January 26, 2005, the registrant reported the acquisition of FLF, Inc., doing business as Diversified Risk Insurance Brokers, Inc. ("DRIB").

Audited financial statements of DRIB for the years ended September 30, 2003 and 2004, and pro forma condensed consolidated financial information for the registrant as of December 31, 2004 are included in Item 9.01 of this amendment to the Current Report on Form 8-K dated January 26, 2005.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
-------------------------------------------

(a) Financial Statements of Businesses Acquired


(b) Pro Forma Financial Information

                  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

                                    FLF, INC.
                                       dba
                       DIVERSIFIED RISK INSURANCE BROKERS

================================================================================
                              FINANCIAL STATEMENTS
================================================================================


                     Years Ended September 30, 2004 and 2003

                                TABLE OF CONTENTS


                                                                     Page

Independent Auditors' Report                                           1

Financial Statements:
   Balance Sheets                                                      2
   Statements of Operations                                            3
   Statement of Changes in Stockholders' Equity                        4
   Statements of Cash Flows                                            5
   Notes to Financial Statements                                     6-11

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders of FLF, Inc., dba Diversified Risk Insurance Brokers
Emeryville, California


We have audited the accompanying balance sheets of FLF, Inc., dba Diversified Risk Insurance Brokers, as of September 30, 2004 and 2003, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FLF, Inc., dba Diversified Risk Insurance Brokers as of September 30, 2004 and 2003, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.



/s/ MOWAT MACKIE & ANDERSON LLP

Oakland, California
November 22, 2004

                FLF, INC. dba DIVERSIFIED RISK INSURANCE BROKERS

                                 BALANCE SHEETS

                                                         September 30,
                                                --------------------------------
                                                    2004              2003
                                                -------------      -------------

                                     ASSETS

Current assets:

  Cash                                            $  145,650         $  355,677
  Restricted cash and cash equivalents             1,016,634          1,523,086
  Premiums receivable                              1,971,085          2,189,088
  Prepaid expenses                                   114,438             82,753
  Other current assets                                55,253             44,873
                                                -------------      -------------
    Total current assets                           3,303,060          4,195,477

Note receivable                                            -            251,000

Property and equipment                               139,554            291,352

Goodwill                                             285,549            285,549

Other assets                                          24,725             24,725
                                                -------------      -------------

                                                  $3,752,888        $5,048,103
                                                =============      =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Premiums payable to insurance
   companies                                      $2,533,863        $2,980,610
  Accrued profit sharing plan
   contribution                                       60,000           250,000
  Accrued expenses                                   222,704            87,691
  Customer deposits                                  163,386           230,983
  Current portion of long-term
   debt                                                    -           121,310
  Income taxes payable                                     -               570
                                                -------------      -------------

Total current liabilities                          2,979,953          3,671,164

Long-term debt                                             -             83,836

Stockholders' equity:

Common stock, no par value;
   authorized 2,900,000 shares;
   issued and outstanding 28,417
   and 28,455 shares                                   1,000              1,000

Additional paid-in capital                           382,788            377,938

Retained earnings                                    389,147            914,165
                                                -------------      -------------

Total stockholders' equity                           772,935          1,293,103
                                                -------------      -------------

                                                 $ 3,752,888        $ 5,048,103
                                                =============      =============

                 See accompanying notes to financial statements

                FLF, INC. dba DIVERSIFIED RISK INSURANCE BROKERS

                            STATEMENTS OF OPERATIONS

                                                    Years Ended September 30,
                                                --------------------------------
                                                    2004              2003
                                                -------------      -------------

Revenues:

Commission                                       $ 6,066,393       $  6,203,398
Interest income                                       18,299             50,276
                                                -------------      -------------
                                                   6,084,692          6,253,674

Expenses:
  Salaries and wages                               2,388,712          2,387,869
  Commissions                                      1,544,663          1,526,811
  Payroll taxes                                      190,322            203,539
  Employee benefits                                  253,126            232,070
  Profit sharing plan contribution                    69,455            255,382
  Outside services                                   269,434            203,264
  Rent                                               350,451            338,833
  Insurance                                          132,537            131,477
  Depreciation and amortization                      102,850            132,180
  Travel and entertainment                            78,767             90,153
  Office supplies                                     77,023             91,927
  Telephone                                           28,027             29,834
  Legal and accounting                                62,015             21,398
  Licenses and taxes                                  53,355             52,097
  Postage                                             30,643             35,192
  Dues and subscriptions                              54,218             51,756
  Education                                           22,423             10,092
  Auto                                                26,616             17,777
  Interest                                            13,099             12,822
  Repairs and maintenance                             39,663             33,665
  Automation                                          29,699             32,967
  Bad debt                                           251,000             44,162
  Other                                               43,899             29,248
  Equipment rental                                    23,528             21,144
  Business promotion                                     659              2,949
  Donations                                               50                100
  Utilities                                           32,996             35,420
                                                -------------      -------------
    Total expenses                                 6,169,230          6,024,128
                                                -------------      -------------
  Income (loss) from operations                      (84,538)           229,546

Other income (expense):
  Rental income                                       49,027             48,134
  Gain (loss) on sale of fixed assets                 28,170            (12,869)
                                                -------------      -------------
    Total other income                                77,197             35,265
                                                -------------      -------------
  Income (loss) before state income taxes             (7,341)           264,811

State income taxes                                     5,500              3,085
                                                -------------      -------------

Net income (loss)                                 $  (12,841)        $  261,726
                                                =============      =============


                 See accompanying notes to financial statements

                FLF, INC. dba DIVERSIFIED RISK INSURANCE BROKERS

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                 For the Years Ended September 30, 2004 and 2003

                                                      Common Stock
                                                      ------------               Additional
                                                 Number                            Paid-in         Retained
                                                of Shares         Amount           Capital         Earnings
                                              -------------    -------------    -------------    -------------
Balance at September 30, 2002, as
  previously reported                               28,638         $  1,000        $ 197,938       $  609,970

Prior period adjustments                                 -                -                -           74,646
                                              -------------    -------------    -------------    -------------

Balance at October 1, 2002, as adjusted             28,638            1,000          197,938          684,616

Repurchase of common stock                            (183)               -                -          (32,177)

Additional paid-in capital                               -                -          180,000                -

Net income                                               -                -                -          261,726
                                              -------------    -------------    -------------    -------------

Balance at September 30, 2003                       28,455            1,000          377,938          914,165

Repurchase of common stock                            (183)               -                -          (32,177)

Additional paid-in capital                             145                -            4,850                -

Stockholder distributions                                -                -                          (480,000)

Net income                                               -                -                -          (12,841)
                                              -------------    -------------    -------------    -------------

Balance as of September 30, 2004                    28,417         $  1,000        $ 382,788       $  389,147
                                              =============    =============    =============    =============


                 See accompanying notes to financial statements

                 FLF, INC. dba DIVERSIFIED RISK INSURANCE BROKERS

                            STATEMENTS OF CASH FLOWS

                                                    Years Ended September 30,
                                                --------------------------------
                                                    2004              2003
                                                -------------      -------------

Cash flows from operating activities:

  Net income (loss)                               $  (12,841)         $ 261,726

  Adjustments to reconcile net income
  (loss) to net cash provided by
  operating activities:
    Depreciation and amortization                    102,850            132,180
    (Gain)/loss on sale of fixed assets              (28,170)            12,869
    Bad debt                                         251,000             44,162
    Changes in assets and liabilities:
      Restricted cash and cash equivalents           506,451           (224,904)
      Premiums receivable                            218,003           (399,846)
      Prepaid expenses                               (31,685)            46,494
      Other current assets                           (10,380)           (24,104)
      Premiums payable to insurance companies       (446,748)           432,631
      Accrued profit sharing plan contribution      (190,000)            14,000
      Accrued expenses                               135,012             13,511
      Customer deposits                              (67,597)            90,024
      Income taxes payable                              (570)              (930)
      Accrued interest on note receivable                  -            (17,000)
                                                -------------      -------------
        Total adjustments                            438,166            119,087
                                                -------------      -------------
    Net cash provided by operating activities        425,325            380,813

Cash flows from investing activities:
  Capital expenditures                               (16,361)           (44,797)
  Proceeds from capital dispositions                  93,482              2,900
                                                -------------      -------------
    Net cash provided by (used in)
      investing activities                            77,121            (41,897)

Cash flows from financing activities:
  Principal repayments on long-term debt            (205,146)          (125,871)
  Capital contributions                                4,850            180,000
  Distributions to stockholders                     (480,000)                 -
  Purchase of common stock                           (32,177)           (32,177)
                                                -------------      -------------
    Net cash provided by (used in)
      financing activities                          (712,473)            21,952
                                                -------------      -------------
Net increase (decrease) in cash                     (210,027)           360,868
Cash at beginning of year                            355,677             (5,191)
                                                -------------      -------------
Cash at end of year                                $ 145,650         $  355,677
                                                =============      =============

Supplemental disclosures of cash flow information:

Cash paid during the year for:
  Income taxes                                       $ 5,880              $ 800
  Interest                                            13,099             12,822



                 See accompanying notes to financial statements
                                       5

                FLF, INC. dba DIVERSIFIED RISK INSURANCE BROKERS

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                     Years Ended September 30, 2004 and 2003



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

FLF, Inc., dba Diversified Risk Insurance Brokers ("The Company"), is a property and casualty insurance broker located in Emeryville, California. The Company was incorporated in 1976.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes commission income upon the latter of the effective date or the billing date of the policy. Policy cancellations, additional premiums, rate adjustments and related commission adjustments are recorded as they occur and are billed or credited. Commissions applicable to premiums billed directly by insurance companies are recorded when received.

Restricted Cash and Cash Equivalents

As an insurance broker or agent, the Company collects premiums from insureds and, after deducting commissions, remits the premiums to the respective insurance underwriters. Until remittance, these amounts are held in a fiduciary capacity. The total amounts held in this capacity are classified as restricted cash and cash equivalents on the accompanying balance sheets. For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Related liabilities are included in the financial statements under the title "Premiums payable to insurance companies." The Company maintains separate bank and investment accounts to pay the insurance companies' portion of premiums collected. The use of this cash is restricted by state law.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is computed using straight-line over the estimated useful lives of the related assets. A salvage value of ten percent is used for furniture and fixtures. Amortization of leasehold improvements is computed using the straight-line method over the lesser of the remaining term of the lease or estimated useful lives of the related improvements.

                FLF, INC. dba DIVERSIFIED RISK INSURANCE BROKERS

                    -----------------------------------------

                     Years Ended September 30, 2004 and 2003



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Goodwill

In July 2001, the Financial Accounting Standards Board issued SFAS No. 142, "Accounting for Goodwill and Other Intangible Assets" (SFAS 142). SFAS 142 establishes new guidelines for accounting for goodwill and other intangible assets. In accordance with SFAS 142, goodwill associated with acquisitions consummated after June 30, 2001 is not amortized and existing goodwill will no longer be amortized but instead will be assessed for impairment at least annually. For the years ended September 30, 2004 and 2003, no impairment was recognized.

Income Taxes

Effective October 1, 1997, the Company elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under these provisions the Company generally does not pay federal corporate income taxes on its taxable income. Instead, the stockholders are individually liable for federal income taxes on the Company's taxable income. Generally, the same rules apply for state purposes except that California imposes a tax on S Corporations equal to 1.5% of California taxable income.


NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                2004               2003
                                            -------------      -------------

   Office equipment                          $   646,693        $   639,744
   Software                                      178,159            169,685
   Furniture and fixtures                        169,774            168,833
   Leasehold improvements                         17,958             17,958
   Automobiles                                        -             183,156
                                            -------------      -------------
                                               1,012,584          1,179,376
   Less accumulated depreciation
       and amortization                         (873,030)          (888,024)
                                            -------------      -------------

                                             $   139,554         $  291,352
                                            =============      =============

               FLF, INC. dba DIVERSIFIED RISK INSURANCE BROKERS

                    -----------------------------------------

                     Years Ended September 30, 2004 and 2003


NOTE 3 - BORROWINGS

The Company has a bank line of credit agreement providing for maximum borrowings of $350,000 with interest at .25% above the bank's prime rate. The agreement matured April 30, 2004, and has since been extended to April 30, 2005. At September 30, 2004 and 2003, there were no outstanding borrowings.

The line of credit agreement requires the Company to comply with various debt covenants. Outstanding borrowings are secured by Company assets and guaranteed by the Company's stockholders.

Long-term debt consists of the following:
                                                       2004            2003
                                                   ------------    ------------

     Auto loans payable in monthly
         installments of $2,711, with
         interest ranging from 6.0% to
         8.9% through May 2007. The
         loans were secured by autos and
         guaranteed by the stockholders
         of the Company. Repaid in 2004.         $          -        $  86,196

     Term loan payable in 36 monthly
         installments of $8,043, with
         interest at 1.5% above the
         prime lending rate through
         December 2004. The loan was
         guaranteed by the Company's
         stockholders. Repaid in 2004.                       -          118,950
                                                  -------------    -------------

                                                             -          205,146
     Less current portion                                    -         (121,310)
                                                  -------------    -------------

                                                  $          -        $  83,836
                                                  =============    =============

              FLF, INC. dba DIVERSIFIED RISK INSURANCE BROKERS

                    -----------------------------------------

                     Years Ended September 30, 2004 and 2003


NOTE 4 - LEASE COMMITMENTS

The Company leases office space under a lease expiring July 31, 2010 from a partnership, which is owned by two of the Company's stockholders. Future minimum lease payments as of September 30, 2004 are as follows.

     2005                                     $   349,382
     2006                                         359,452
     2007                                         369,821
     2008                                         380,496
     2009                                         391,494
     Thereafter                                   334,069
                                             -------------

                                               $2,184,714
                                             =============

In addition, the Company subleases part of its office space to an unrelated third party under a month-to-month agreement of $4,160 a month.

Rent paid to related partnership for the years ended September 30, 2004 and 2003 was $350,451 and $338,833, respectively.


NOTE 5 - COMMITMENTS

Effective August 1, 1999, the Company has committed to redeem 1,461 shares of capital stock from a majority shareholder over eight years. Minimum annual payments of $32,177 are due for a minimum annual transfer of 183 shares, under this agreement. Payments may be accelerated at the Company's option or in the event of certain additional ownership changes. Subsequent to year-end the stockholders entered into an agreement to sell all of the outstanding stock of the Company. This agreement terminated as a result.


NOTE 6 - DEFINED CONTRIBUTION PLAN

The Company sponsors a defined contribution pension plan that covers all eligible employees. Company contributions are discretionary. Contributions to the plan are based on eligible employee compensation. Plan contributions for the years ended September 30, 2004 and 2003 were $69,455 and $255,382, respectively. The Plan has been terminated as of September 30, 2004 by the Company.

              FLF, INC. dba DIVERSIFIED RISK INSURANCE BROKERS

                    -----------------------------------------

                     Years Ended September 30, 2004 and 2003



NOTE 7 - CONCENTRATION OF CREDIT RISK

Substantially all of the Company's premiums receivable from clients and premiums payable to insurance companies are from policies sold on behalf of insurance companies. The Company typically collects premiums, retains its commission and remits the balance to the insurance companies. A significant portion of the business written by the Company is for clients located in California Accordingly, the occurrence of adverse economic conditions or adverse regulatory climate in California could have a material effect on the Company's financial condition or results of operations.

Trade receivables potentially subject the Company to credit risk. This credit risk is limited due to the large number of customers comprising the Company's customer base and their breakdown among many different industries and geographic locations. The Company had three customers who accounted for 68% and one customer for 11% of outstanding trade receivables as of September 30, 2004 and 2003. No customers accounted for more than 10% of revenues during September 30, 2004 and 2003. Management believes the risk of incurring material losses related to these credit risks is remote.


NOTE 8 - OTHER RELATED PARTY TRANSACTION

The Company sold certain intellectual and technology rights to an affiliate limited liability company in return for a note receivable in the amount of $200,000. The note receivable was secured by the intellectual and property rights and was payable on or before September 28, 2010 with simple interest at 8.5% per annum. Accrued interest through September 30, 2003 was $51,000. Based on management's evaluation of the affiliate's ability to repay the note, the note was determined to be uncollectible and written off in the year ended September 30, 2004.


NOTE 9 - PRIOR PERIOD ADJUSTMENT

Retained earnings at October 1, 2002 has been adjusted to correct an error in depreciation calculated on the federal tax method. Depreciation has been recalculated for fixed assets in service, using the straight-line method over their useful lives. Had the error not been made the net income for 2002 would have been decreased by $2,367 and the retained earnings at the beginning of 2002 would have increased by $74,646.

              FLF, INC. dba DIVERSIFIED RISK INSURANCE BROKERS

                    -----------------------------------------

                     Years Ended September 30, 2004 and 2003


NOTE 10 - SUBSEQUENT EVENT

On November 22, 2004, the stockholders of the Company entered into an agreement to sell all of the Company's outstanding stock to a publicly traded company. In conjunction with the sale, the stockholders of the Company elected to revoke the Company's S-election effective as of October 1, 2004. Prior to this revocation, no deferred taxes arising from reporting income for tax purposes on the cash basis method of accounting have been recorded on the Company's books, since the Company did not pay federal income taxes on the Company's income. However, deferred tax liability, arising from this revocation, on deferred income of approximately $363,000, as of October 1, 2004 is approximately $145,000.

                        PRO FORMA FINANCIAL INFORMATION

                                        SUTTER HOLDING COMPANY, INC.
                  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------------------------------------------------

                                                                                                               Sutter
                                                          Sutter                                             Pro Forma
                                                        Condensed                                            Condensed
                                                       Consolidated     Diversified Risk                   Consolidated
                                                          As of             As of                              As of
                                                     December 31, 2004  December 31, 2004  Adjustments    December 31, 2004
                                                      ----------------  ---------------  ---------------  ----------------
                                                        (unaudited)       (unaudited)                       (unaudited)
ASSETS

            Cash and cash equivalents                    $    193,997      $    28,776      $   573,865   (1) $   796,638
            Cash - trust                                            -        1,337,383                -         1,337,383
            Accounts receivable                                82,795        2,949,333                -         3,032,128
            Prepaid expenses                                   48,142          122,197                -           170,339
            Mortgages held for sale                         2,618,044                -                -         2,618,044
            Investments, at cost                              237,040                -                -           237,040
            Property and equipment, net                       154,335          132,789                -           287,124
            Identifiable intangible and other assets          379,535                -        4,114,286   (2)   4,493,821
            Goodwill                                        4,534,193          285,549        3,861,000   (3)   8,680,742
                                                      ----------------  ---------------  ---------------  ----------------
TOTAL ASSETS                                             $  8,248,081      $ 4,856,027      $ 8,549,151      $ 21,653,259
                                                      ================  ===============  ===============  ================

LIABILITIES & STOCKHOLDERS' EQUITY

            Accounts payable and accrued expenses        $    759,388      $ 4,120,411                -      $  4,879,799
            Mortgage warehouse line of credit               2,597,235                -                -         2,597,235
            Interest payable                                   34,195                -                -            34,195
            Deferred income taxes                                   -           42,000                -            42,000
            Debt to unrelated parties                         268,926                -        1,731,074   (4)   2,000,000
            Debt to related parties                         1,661,894                -         (757,000)  (5)     904,894

            Commitments and contingencies

       Stockholders' Equity
            Preferred Stock, $0.0001 par value                      -                -              148   (6)         148
                 125,000 authorized; 1,475 issued
                 and outstanding
            Common Stock, $0.0001 par value
                 4,875,000 authorized; 1,844,739
                 issued and outstanding                            63                -              123   (6)         186
            Additional paid-in capital                      7,180,528                -        8,560,120   (6)  15,740,648
            Treasury stock                                   (959,622)               -                -          (959,622)
            Accumulated (deficit) / earnings               (3,294,526)         693,616         (985,313)  (7)  (3,586,223)
                                                      ----------------  ---------------  ---------------  ----------------
       Total Stockholders' Equity                           2,926,443          693,616        7,575,077        11,195,136
                                                      ----------------  ---------------  ---------------  ----------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                  $ 8,248,081      $ 4,856,027      $ 8,549,151      $ 21,653,259
                                                      ================  ===============  ===============  ================

Notes:
In reviewing the financial data provided above, assume that the Diversified Risk transaction was effective January 1, 2004.
Material nonrecurring charges or credits and related tax effects which result directly from the transaction are not included above.
(1) Reflects adjustments to cash for non-recurring expenses unrelated to the transaction, and net additional cash raised for working capital purposes.
(2) Reflects the amount of identifiable intangible assets acquired in the Diversified Risk transaction, net of amortization expense.
    The value for these assets was provided to Sutter by an independent valuation services firm with expertise in purchase price allocation.
(3) Reflects the net amount of goodwill resulting from the Diversified Risk transaction.
(4) Reflects net additional unrelated party debt incurred to complete the Diversified Risk transaction. The borrower of this debt is Diversified Risk.
(5) Reflects the repayment of certain related party debt.
(6) Reflects additional preferred and common equity capital raised to complete the Diversified Risk transaction and to provide for working capital.
(7) Reflects a closing balance adjustment to the tangible net worth of Diversified Risk at the time of the transaction, which was provided for in the Merger Agreement.

                                            SUTTER HOLDING COMPANY, INC.
                        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------------------------------------------------

                                                                                                              Sutter
                                                          Sutter                                             Pro Forma
                                                        Condensed                                            Condensed
                                                       Consolidated     Diversified Risk                    Consolidated
                                                    For the year ended  For the year ended               For the year ended
                                                     December 31, 2004  December 31, 2004  Adjustments    December 31, 2004
                                                      ----------------  ---------------  ---------------  ----------------
                                                        (unaudited)       (unaudited)                       (unaudited)
Revenues:
       Net insurance commissions                        $           -     $  3,941,902      $         -      $  3,941,902
       Net gain on sales of mortgages                       1,239,907                -                -         1,239,907
       Mortgage commissions on brokered loans               1,447,379                -                -         1,447,379
       Interest income, net                                    27,588           22,478                -            50,066
                                                      ----------------  ---------------  ---------------  ----------------
Total revenues                                              2,714,874        3,964,380                -         6,679,254

Expenses:
       General and administrative                           2,969,326        3,657,137         (469,277) (1)   6,157,186
       Depreciation and amortization                          252,269           96,193          883,221  (2)   1,231,683
       Professional fees and other expenses                   491,745          306,680         (100,214) (3)     698,211
       Other than temporary impairment loss                   232,043                -                -           232,043
       Other expenses                                          17,777            5,658                -            23,435
                                                      ----------------  ---------------  ---------------  ----------------
Total expenses                                              3,963,160        4,065,668          313,730         8,342,558
                                                      ----------------  ---------------  ---------------  ----------------
       Net operating loss                                  (1,248,286)        (101,288)        (313,730)       (1,663,304)

Other Income
       Realized gain (loss) on sale                            24,122           27,870           72,130  (4)      124,122
       Interest and dividend income                            38,396                -                -            38,396
       Other interest expense                                (515,205)         (10,766)        (110,926) (5)     (636,897)
       Miscellaneous income                                         -          145,013                -           145,013
       Debt forgiveness                                             -         (251,000)         251,000  (6)            -
       Inducement to convert debt to equity                  (343,512)               -                -          (343,512)
       Realized gain on extinguishment of debt                656,987                -                -           656,987
                                                      ----------------  ---------------  ---------------  ----------------
            Total other income                               (139,212)         (88,883)         212,204           (15,891)
                                                      ----------------  ---------------  ---------------  ----------------

Loss from continuing operations                            (1,387,498)        (190,171)        (101,526)       (1,679,195)

       Provision for income taxes                                 850          136,791         (136,791) (7)          850
                                                      ----------------  ---------------  ---------------  ----------------

Net loss                                                $  (1,388,348)    $   (326,962)    $     35,265     $  (1,680,045)
                                                      ================  ===============  ===============  ================

Net income (loss) per share -- basic and diluted        $       (3.24)                                      $       (1.03)

Weighted Average Shares Outstanding                           428,341                         1,210,065  (8)    1,638,406

Notes:
In reviewing the financial data provided above, assume that the acquisition of Diversified Risk was effective January 1, 2004.
Material nonrecurring charges or credits and related tax effects which result directly from the transaction are not included above.
(1) Includes add-backs for profit sharing, former owners' auto expenses, and one-time accounting adjustments arising from a prior period.
(2) Adjustments for expenses associated with Diversified Risk's former owners' vehicles, which were assets previously owned by
    Diversified Risk, and amortization expenses related to previously outstanding funded debt.
(3) Nonrecurring professional fees related to IT/Systems consulting, HR consulting and other corporate services.
(4) One-time gain on the sale of assets.
(5) Adjustments to interest expenses associated with car loans on Diversified Risk's former owners' vehicles, and net adjustments on interest expenses related to new and retired funded debt.
(6) Debt forgiven by former owners of Diversified on the balance of an outstanding note receivable from a former owner.
(7) The application of accumulated net operating losses ("NOLs") at Sutter which results in no income taxes payable on a consolidated basis.
(8) Sutter common shares issued pursuant to the acquisition of Diversified Risk.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Dated: April 7, 2005              SUTTER HOLDING COMPANY, INC


                                  /s/ MICHAEL COLLINS
                                  -------------------------------------
                                  Michael Collins
                                  President and Chief Executive Officer































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